Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

by and among

WINDSTREAM PARENT, INC.

(TO BE RENAMED UNITI GROUP INC.)

and

THE PARTIES HERETO

DATED AS OF AUGUST 1, 2025

TABLE OF CONTENTS

Page

Article I
Definitions and Interpretations

Section 1.1.	Definitions	5
Section 1.2.	Interpretations	10

Article II
Incidental Registrations

Section 2.1.	Right to Include Registrable Securities	10
Section 2.2.	Priority in Incidental Registrations	11

Article III
Registration on Request

Article IV
Registration Procedures

Section 4.1.	Registration Procedures	19
Section 4.2.	Cooperation	26

Article V
Hedging Transactions

Section 5.1.	Hedging Transactions	27

Article VI
Indemnification

Section 6.1.	Indemnification by the Issuer	27

Article VII
Registration Expenses

Section 7.1.	Registration Expenses	32

Article VIII
Rule 144

Section 8.1.	Rule 144	33

Article IX
Certain Additional Agreements

Section 9.1.	Certain Additional Agreements	33

Article X
Miscellaneous

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (together with any exhibits, appendices, annexes and schedules hereto, this “Agreement”) is entered into as of August 1, 2025, by and among Windstream Parent, Inc. (to be renamed Uniti Group Inc.), a Delaware corporation (the “Issuer”), Elliott Associates, L.P., a Delaware limited partnership, Nexus Aggregator L.P., a Delaware limited partnership, Nexus Aggregator I-A L.P., a Delaware limited partnership, Nexus Aggregator II L.P., a Delaware limited partnership and Nexus Aggregator Offshore L.P., a Cayman Islands limited partnership (collectively, the “Elliott Investor”), the entities affiliated with a certain institutional investor, as set forth in Annex A attached hereto (collectively, the “Institutional Investor”; together with the Elliott Investor, the “Investors”; and together with the Issuer, the “Parties”) and any Person who becomes a Party hereto pursuant to Section 10.4. Capitalized terms used herein shall have the meaning assigned to such terms in this Agreement.

Article I
Definitions and Interpretations

Section 1.1.      Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a Person, any other Person controlling, controlled by or under common control with, such Person. The term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise; provided, that in no event shall the Issuer or any of its Subsidiaries be deemed to be Affiliates of the Investors or any of their respective Affiliates for purposes of this Agreement. For the avoidance of doubt, with respect to any Investor, any fund, account or investment vehicle will be deemed an Affiliate of such Investor if under common “control” as defined in the immediately preceding sentence.

“Agreement” shall have the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” has the meaning given to such term in Section 3.6(d).

“Block Sale” means the sale of Equity Securities to one or several purchasers pursuant to a Shelf Underwritten Offering by means of (i) a bought deal, (ii) a block trade or (iii) a similar transaction that is an underwritten offering.

“Board” means the board of directors of the Issuer.

“Business Day” shall mean any day other than a Saturday or Sunday or any day on which the Federal Reserve Bank of New York is required to close.

Exhibit 10.2

“Certificate of Designations” shall mean that certain Certificate of Designations which creates and sets forth the terms of the Issuer’s Series A Preferred Stock.

“Charitable Gifting Event” means any Transfer by a Holder, or any subsequent Transfer by such Holder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization made in connection with sales of Registrable Securities by a Holder pursuant to an effective Registration Statement.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Common Stock” means shares of common stock, par value $0.0001 per share, of the Issuer, and any securities resulting from any reclassification, recapitalization or similar transactions with respect to such shares.

“Covered Person” has the meaning given to such term in Section 6.1.

“Demand Follow-Up Notice” has the meaning given to such term in Section  3.1.

“Demand Including Holder” has the meaning given to such term in Section  3.1.

“Demand Notice” has the meaning given to such term in Section  3.1.

“Demand Registration” has the meaning given to such term in Section  3.1.

“Demanding Holder” has the meaning given to such term in Section  3.1.

“Elliott Investor” has the meaning given to such term in the Preamble.

“Elliott Stockholder Agreement” shall mean that certain Stockholder Agreement, by and among the Issuer, Elliott Investment Management L.P., Elliott Associates, L.P., Elliott International, L.P., Nexus Aggregator L.P., Nexus Aggregator I-A L.P., Nexus Aggregator II L.P. and Nexus Aggregator Offshore L.P., dated August 1, 2025.

“Equity Securities” means (x) shares of common stock (including shares of common stock issuable upon the redemption or repurchase of other securities of the Issuer), preferred stock or other capital stock of the Issuer and (y) securities of the Issuer convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” has the meaning given to such term in Section 4.1(a).

Exhibit 10.2

“Holdback Agreement” has the meaning given to such term in Section 10.2.

“Holdback Period” means (i) with respect to (A) the first two registered underwritten offerings initiated by the Issuer following the date of this Agreement to sell securities for its own account and (B) any other registered underwritten offering covered by this Agreement completed within 12 months from the date hereof, 90 calendar days after and during the ten calendar days before, the effective date of the related Registration Statement or the date of the Prospectus supplement filed with the SEC in connection with such offering, as applicable, (ii) with respect to any other registered underwritten offering covered by this Agreement (other than the first two registered underwritten offerings initiated by the Issuer to sell securities for its own account and any Shelf Underwritten Offering), 60 calendar days after and during the ten calendar days before, the effective date of the related Registration Statement or the date of the Prospectus supplement filed with the SEC in connection with such offering, as applicable, and (iii) in the case of a Shelf Underwritten Offering (regardless of when such offering is completed), 45 calendar days after the date of the Prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed seven calendar days) as the Issuer has given reasonable written notice to the Holder, in each case as such periods may be shortened by the agreement of the lead managing underwriter(s) with respect to such offering.

“Holder” means any of (i) any Investor, and (ii) any Permitted Transferee of a Holder who has entered into a joinder to this Agreement substantially in the form of Exhibit A hereto, in each case of clauses (i) and (ii), for so long as such Person holds Registrable Securities.

“Holder Group” shall mean (i) with respect to any Holder that is a natural Person, (A) such Holder, (B) the spouse, parents, siblings, lineal descendants and adopted children of such Holder and (C) any trust for the benefit of any of the foregoing, and (ii) with respect to any Holder that is a corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, such Holder, its Affiliates and any Related Funds, so long as they remain Affiliates or Related Funds, as applicable.

“Incidental Registration Notice” has the meaning given to such term in Section 2.1.

“Including Holder” has the meaning given to such term in Section 2.1.

“Indemnified Party” has the meaning given to such term in Section 6.3.

“Indemnifying Party” has the meaning given to such term in Section 6.3.

“Indemnitors” has the meaning given to such term in Section 6.8.

“Inspector” has the meaning given to such term in Section 4.1(o).

“Institutional Investor” has the meaning given to such term in the preamble to this Agreement.

Exhibit 10.2

“Institutional Investor Stockholder Agreement” shall mean that certain Stockholder Agreement, by and among the Issuer and the Institutional Investor, dated as of August 1, 2025.

“Investors” has the meaning given to such term in the preamble to this Agreement.

“Issuer” has the meaning given to such term in the preamble to this Agreement.

“Liquidation Preference” has the meaning given to such term in the Certificate of Designations.

“Losses” has the meaning given to such term in Section 6.1.

“Offering Confidential Information” ” means (i) the Issuer’s plan to file the relevant Registration Statement and engage in the offering so registered, (ii) any information regarding the offering being registered (including the potential timing, price, number of shares, underwriters or other counterparties, selling stockholders or plan of distribution), (iii) any information contained in, or the existence of, a notice delivered pursuant to Section 3.5, and (iv) any other information (including information contained in draft supplements or amendments to offering materials) provided to any Holders by the Issuer (or by third parties) in connection with a contemplated registration or offering; provided, that Offering Confidential Information shall not include information that (x) was or becomes generally available to the public (including as a result of the filing of the relevant Registration Statement) other than as a result of a disclosure by any Holder, (y) was or becomes available to any Holder from a source not, to the knowledge of such Holder, bound by any confidentiality agreement with the Issuer or (z) was otherwise in such Holder’s possession prior to it being furnished to such Holder by the Issuer or on the Issuer’s behalf.

“Opt-In Election” has the meaning given to such term in Section 3.11.

“Opt-Out Election” has the meaning given to such term in Section 3.11.

“Other Holder” has the meaning given to such term in Section 2.2(b).

“Parties” has the meaning given to such term in the preamble to this Agreement.

“Permitted Transferee” means with respect to any Holder, (x) a member of the Holder Group of such Holder, (y) in the case of a Holder that is a partnership, limited liability company or any foreign equivalent thereof, any partner, member or foreign equivalent thereof of such Holder and (z) any transferee of Registrable Securities that is not a member of the Holder Group of such Holder that, on an as-converted, as-exercised and as-redeemed or repurchased basis, holds (after giving effect to such Transfer) Equity Securities that represent in excess of two and a half percent (2.5%) of the outstanding Common Stock on a fully-diluted basis.

Exhibit 10.2

“Person” shall mean any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency, or other entity, whether acting in an individual, fiduciary or other capacity.

“Preferred Stock” means the Series A Preferred Stock of the Issuer.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, relating to Registrable Securities, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Records” has the meaning given to such term in Section 4.1(o).

“Registrable Securities” means (a) any Equity Securities held from time to time by a Holder and (b) to the extent held, or to be held, by a Holder, any other equity securities or equity interests issued or issuable, directly or indirectly, with respect to the securities described in clause (a) by way of conversion or exchange thereof or stock dividends, stock splits or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities on the date when (i) they are disposed of pursuant to an effective Registration Statement under the Securities Act, (ii) they are disposed of pursuant to Rule 144 or Rule 145 (or another applicable exemption from registration under the Securities Act), (iii) the Holder of such securities, together with its Holder Group, on an as-converted, as-exercised and as-redeemed or repurchased basis, holds Equity Securities that represent less than 2.5% of the outstanding Common Stock on a fully-diluted basis and all such securities are able to be sold by their Holder without restriction as to volume or manner of sale pursuant to Rule 144, (iv) they shall have ceased to be outstanding, or (v) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Statement” means any registration statement of the Issuer filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus, Free Writing Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Fund” shall mean with respect to a Holder, any fund, account or investment vehicle that is controlled, managed, advised or sub-advised by (a) the Holder, (b) an Affiliate of the Holder or (c) the same investment manager, advisor or subadvisor as the Holder or an Affiliate of such investment manager, advisor or subadvisor.

Exhibit 10.2

“Rule 144” means Rule 144 under the Securities Act.

“Rule 145” means Rule 145 under the Securities Act.

“Rule 405” means Rule 405 under the Securities Act.

“SEC” shall mean the Securities and Exchange Commission or any successor governmental agency.

“Securities Act” shall mean the Securities Act of 1933.

“Shelf Follow-Up Notice” has the meaning given to such term in Section 3.6(b).

“Shelf Registration” has the meaning given to such term in Section 3.6(a).

“Shelf Registration Statement” has the meaning given to such term in Section 3.6(a).

“Shelf Underwritten Offering” has the meaning given to such term in Section 3.7.

“Subsidiary” shall mean, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power for the election of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Suspension Event” has the meaning given to such term in Section 3.5.

“Take-Down Notice” has the meaning given to such term in Section 3.7.

“Transfer” shall mean, with respect to any Equity Securities, sell, dispose, assign, transfer, charge, donate, grant any lien in, exchange, pledge, encumber, hypothecate, or otherwise transfer or attempt to transfer all or any portion of such Equity Securities or any participation, right or interest therein (whether by merger, consolidation or otherwise by operation of law), in each case whether directly or indirectly (including through the transfer of any equity securities in any direct or indirect holding company holding Equity Securities or through the issuance and redemption by any such holding company of its equity securities, or any offer, agreement, contract or commitment to do any of the foregoing, and regardless of whether any of the foregoing is effected, with or without consideration, voluntarily or involuntarily, and by operation of law or otherwise.

“WKSI” has the meaning given to such term in Section  3.6(c).

Section 1.2.     Interpretations. For purposes of this Agreement, unless otherwise noted:

(a)     All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as

Exhibit 10.2

amended from time to time or, to the extent replaced, the comparable successor laws, rules, regulations and forms thereto in effect at the time.

(b)     All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed, to the extent replaced, to be references to the comparable successor thereto.

(c)     All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended, waived, supplemented or modified from time to time.

(d)     All references to any amount of securities (including Registrable Securities) shall be deemed to be a reference to such amount measured on an as-converted and as-exercised (in each case for Common Stock) basis and shall include shares of Common Stock issuable upon the redemption or repurchase of the Preferred Stock.

Article II
Incidental Registrations

Section 2.1.     Right to Include Registrable Securities. If the Issuer determines to register Equity Securities under the Securities Act (other than pursuant to a Demand Registration or a Registration Statement filed by the Issuer on Form S-4 or S-8 or any successor forms promulgated for similar purposes, or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) and including, for the avoidance of doubt, any Registration Statement filed pursuant to the last sentence of Section 3.6(c), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice (the “Incidental Registration Notice”) to all Holders of its intention to do so and of such Holders’ rights under this Article II. Upon the written request of any such Holder (each, an “Including Holder”) made within five Business Days after the receipt of such Incidental Registration Notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), the Issuer will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Issuer has been so requested to register by the Including Holders, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided, that (i) if, at any time after delivering an Incidental Registration Notice and prior to the effective date of the Registration Statement filed in connection with such registration, the Issuer shall determine for any reason not to proceed with such proposed registration of the securities, the Issuer may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses in connection therewith) without prejudice to the rights of the Holders to request that such registration be effected under Article III and (ii) if such registration involves an underwritten offering, all Including Holders must sell their Registrable Securities to the underwriters selected by the Issuer on the same terms and conditions as apply to the Issuer

Exhibit 10.2

and any other Person whose securities are included in such offering, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings, provided that (A) no Holder shall be required to sell more than the number of Registrable Securities that such Holder has requested the Issuer to include in such registration and (B) if any Holder disapproves of the terms of the underwriting, including the representations and warranties such Holder would be required to make pursuant thereto, such Holder may elect to withdraw therefrom by written notice to the Issuer and the managing underwriter(s). Each Holder acknowledges and agrees that the Issuer shall have been deemed to satisfy its obligations pursuant to this Article II in the event such Holder elects to withdraw from an offering in accordance with clause (B) of the preceding sentence. Further, notwithstanding the foregoing, no Holder shall be required to agree to any indemnification obligations on the part of such Holder that are greater than its obligations pursuant to Article VI. Other than with respect to a Shelf Registration Statement in accordance with Section 3.6, the Issuer shall not be required to maintain the effectiveness of the Registration Statement for a registration requested pursuant to this Section 2.1 beyond the earlier to occur of (A) 180 calendar days after the effective date thereof and (B) consummation of the distribution by the Holders of the Registrable Securities included in such Registration Statement. Any Including Holder shall be permitted to withdraw from such registration and offering by written notice to the Issuer (x) in the case of an underwritten offering, at least two Business Days prior to the earlier of the anticipated filing date of the “red herring” prospectus, if applicable, and the anticipated pricing date, or (y) in the case of any other offering, at least two Business Days prior to the effective date of the Registration Statement filed in connection with such registration.

Section 2.2.     Priority in Incidental Registrations. In the event of any registration pursuant to this Section 2.2, the Issuer shall, and shall cause the managing underwriter(s) of a proposed underwritten offering to, permit Including Holders to include in such offering all Registrable Securities requested to be included on the same terms and conditions as any other shares of Equity Securities, if any, of the Issuer and any other Person, if applicable, included in the offering. Notwithstanding the foregoing, if the managing underwriter(s) of such underwritten offering have informed the Issuer that in its or their good faith opinion the total number or dollar amount of securities that the Including Holders, the Issuer and any other Person entitled to participate in such offering intend to include in such offering is such as to adversely affect the per-share offering price, then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated as follows:

(a)     first, (i) if such registration is initiated by the Issuer to sell securities for its own account, all securities proposed to be registered for the account of the Issuer or, (ii) if such registration is initiated by another Person exercising demand rights pursuant to a separate written contractual arrangement between the Issuer and such Person (to the extent permitted hereunder), all securities proposed to be registered for the account of such Person;

Exhibit 10.2

(b)     second, among the Including Holders and any other Person that has requested to participate in such offering for which the Issuer is obligated to register Equity Securities pursuant to a written contractual arrangement with such Person (each such person, an “Other Holder”) pro rata on the basis of their relative ownership of Common Stock on an as-converted and as-exercised basis by each such Including Holder and Other Holder (calculated as of the date of the applicable Incidental Registration Notice, provided that such calculation shall include shares of Common Stock issuable upon the redemption or repurchase of the Preferred Stock only to the extent the Issuer has provided notice of its election to settle such redemption or repurchase with Common Stock); and

(c)     third, to the extent clause (a)(ii) above applies, securities proposed to be registered for the account of the Issuer.

Article III
Registration on Request

Section 3.1.     Request by the Demand Party. Each Holder shall have the right to require the Issuer to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities of such Holder and its Holder Group requested to be so registered pursuant to this Agreement, in each case by delivering written notice to the Issuer (any such written notice, a “Demand Notice”; any such registration, a “Demand Registration”; and any Holder delivering such Demand Notice, a “Demanding Holder”). Each Holder shall have the number of Demand Registrations provided by Section 3.4. Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3.1, the Issuer shall use its reasonable best efforts to file a Registration Statement as promptly as practicable, but no later than 10 Business Days following receipt of any Demand Notice, and to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof. For the avoidance of doubt, any request for a Shelf Registration shall not constitute a Demand Registration and may not be made pursuant to this Section 3.1; any such request shall be made under Section 3.6, and any request to sell Registrable Securities under such Shelf Registration (including a Shelf Underwritten Offering) shall be governed under Section 3.7 and not this Section 3.1.

No Demand Registration shall be deemed to have occurred for purposes of the first sentence of the preceding paragraph if (i) the Registration Statement relating thereto (x) does not become effective, (y) is not maintained effective for the period required pursuant to this Article III, or (z) is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, (ii) more than 33 1/3% of the Registrable Securities requested by the Demanding Holder to be included in such registration are not so included pursuant to Section 3.2 or (iii) the conditions to closing specified in any underwriting agreement, purchase agreement or similar agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by such Demanding Holder or its Holder Group) or otherwise waived by such Demanding Holder.

Exhibit 10.2

As promptly as practicable (but in any event within two Business Days) after receipt by the Issuer of a Demand Notice in accordance with this Section 3.1, the Issuer shall give written notice (the “Demand Follow-Up Notice”) of such Demand Notice to all other Holders and shall, subject to the provisions of Section 3.2 hereof, include in such registration all Registrable Securities with respect to which the Issuer receives written requests for inclusion therein (the Holders making such requests, the “Demand Including Holders”) within five Business Days after such Demand Follow-Up Notice is given by the Issuer to such Holders. For the avoidance of doubt, any such requests for inclusion in such registration of Registrable Securities by Demand Including Holders shall not count as a Demand Registration for the purposes of the limitations set forth in Section 3.4.

All requests made pursuant to this Article III will specify the number of Registrable Securities to be registered and the intended method or methods of disposition thereof.

The Issuer shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 180 calendar days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such Registration Statement at the request of the Issuer or an underwriter of the Issuer pursuant to the provisions of this Agreement.

Section 3.2.     Priority on Demand Registration. If the managing underwriter(s) advise the Holders of Registrable Securities registered in a Demand Registration that is to be done as an underwritten offering that in its or their good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering (including, without limitation, securities proposed to be included by other Holders of securities entitled to include securities in such Registration Statement pursuant to Article II or Section 3.1) is such as to adversely affect the per share offering price then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated as follows, unless the managing underwriter(s) require a different allocation:

(a)     first, the securities for which inclusion in such Demand Registration was requested by the Demanding Holder and its Holder Group;

(b)     second, among Demand Including Holders pro rata on the basis of their relative ownership of Common Stock on an as-converted and as-exercised basis by each such Including Holder (calculated as of the date of the applicable Demand Notice, provided that such calculation shall include shares of Common Stock issuable upon the redemption or repurchase of the Preferred Stock only to the extent the Issuer has provided notice of its election to settle such redemption or repurchase with Common Stock), until with respect to each such Holder, all Registrable Securities requested for registration by such Holder have been included in such registration;

Exhibit 10.2

(c)     third, among any Other Holders pro rata; and

(d)     fourth, the securities for which inclusion in such Demand Registration was requested by the Issuer.

Section 3.3.     Cancellation of a Demand Registration. Each Holder that submitted a Demand Notice pursuant to a particular offering and the Holders of a majority of the Registrable Securities that are to be registered in a particular offering pursuant to this Article III shall have the right, prior to the effectiveness of the Registration Statement, to notify the Issuer that it or they, as the case may be, have determined that the Registration Statement be abandoned or withdrawn, in which event the Issuer shall abandon or withdraw such Registration Statement. Any Holder who has elected to sell Registrable Securities in an underwritten offering pursuant to this Article III (including the Holder who delivered the Demand Notice of such registration) shall be permitted to withdraw from such registration and offering by written notice to the Issuer at least two Business Days prior to the effective date of the Registration Statement filed in connection with such registration, or, in the case of an underwritten offering, at least two Business Days prior to the earlier of the anticipated filing of the “red herring” prospectus, if applicable, and the anticipated pricing date.

Section 3.4.     Number of Demand Registrations. Subject to Section 3.5, the Elliott Investor and its Holder Group will initially be allocated two Demand Registrations and the Institutional Investor and its Holder Group will initially be allocated two Demand Registrations. In addition to the foregoing, each of the Elliott Investor and its Holder Group and the Institutional Investor and its Holder Group shall be entitled to one additional Demand Registration for each $200 million of aggregate Liquidation Preference (including any accrued but unpaid dividends) of any Preferred Stock redeemed, repurchased or converted by the Issuer through one or more issuances of Common Stock to the respective Investor or its Holder Group. The Elliott Investor and its Holder Group and the Institutional Investor and its Holder Group may each, at their option, exercise any of their respective Demand Registrations in the form of a Shelf Underwritten Offering, in which case such Shelf Underwritten Offering will count as a Demand Registration and not a Shelf Underwritten Offering. Other than with respect to a Demand Registration exercised in the form of a Shelf Underwritten Offering in accordance with immediately preceding sentence, no Shelf Registration or Shelf Underwritten Offering will count as a Demand Registration for purposes of the limitations set forth in this Section 3.4.

Section 3.5.     Postponements in Requested Registrations. If the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, with respect to a Demand Registration would requie the Issuer to make a public disclosure of material non-public information that the Issuer has a bona fide business purpose for preserving as confidential, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein not misleading, (ii) would not be required to be

Exhibit 10.2

made at such time but for the filing, effectiveness or continued use of such Registration Statement and (iii) would reasonably be expected to have a material adverse effect on the Issuer or its business or on the Issuer’s ability to effect a bona fide material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving the Issuer (collectively, a “Suspension Event”), and the Issuer furnishes to the Holders a certificate signed by the Chief Executive Officer or any other senior executive officer of the Issuer stating that such disclosure would in the good faith judgment of the Chief Executive Officer or such other senior executive officer result in any such Suspension Event, then the Issuer may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness (but not the preparation) of, or suspend use of, such Registration Statement; provided that the Issuer shall be permitted to take any such action no more than once in any 6-month period for a period not to exceed the earlier of (i) the termination of any such Suspension Event and (ii) 45 calendar days following notice of any such Suspension Event and provided further, that the Issuer may not postpone or suspend for periods exceeding, in the aggregate, 75 calendar days during any 12-month period. In the event that the Issuer exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Issuer covenants and agrees that it shall not deliver a suspension notice with respect to a suspension period unless all of Issuer’s employees, officers and directors who are aware of such information and subject to Issuer’s insider trading blackout policy, and who are prohibited by the terms thereof from effecting any public sales of securities of Issuer beneficially owned by them, are so prohibited for the duration of such suspension period. If the Issuer so postpones the filing of a Prospectus or the effectiveness of a Registration Statement, the Demanding Holder shall be entitled to withdraw such request and, if such request is withdrawn, such registration request shall not count for the purposes of the limitations set forth in Section 3.4. The Issuer shall promptly give any Holder requesting registration pursuant to this Article III written notice of any postponement made in accordance with the preceding sentence. Such notice shall notify the Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information, unless such additional information is so requested by the applicable Holder. Notwithstanding the foregoing, each Holder shall treat any notice delivered by the Issuer pursuant to this Section 3.5 as Offering Confidential Information.

Section 3.6.     Shelf Registrations.

(a)     At any time and from time to time, any Holder shall be entitled to submit a notice for a “shelf” registration statement on Form S-1 or, to the extent the Issuer qualifies, a Form S-3 (or, in each case, any comparable or successor form or forms or any similar long-form or short-form (a “Shelf Registration”) providing for the registration of, and the sale on a continuous or delayed basis of, the Registrable Securities held by such requesting Holder and its Holder Group, pursuant to Rule 415 or otherwise (a “Shelf Registration Statement”).

Exhibit 10.2

(b)     As promptly as practicable (but in any event within five Business Days) after receipt by the Issuer of a notice in accordance with this Section 3.6, the Issuer shall give a notice (the “Shelf Follow-Up Notice”) to all other Holders and shall include in such Shelf Registration all Registrable Securities with respect to which the Issuer received written requests for inclusion therein within five Business Days after such Shelf Follow-Up Notice is given by the Issuer to such Holders.

(c)     The Issuer shall use its reasonable best efforts to file a Shelf Registration Statement as promptly as practicable, but no later than 10 Business Days following the date of the Shelf Follow-Up Notice, and to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof. Upon filing any Shelf Registration and following the effectiveness thereof, the Issuer shall use its reasonable best efforts to keep such Shelf Registration effective with the SEC at all times and to re-file such Shelf Registration upon its expiration, and to cooperate, subject to Section 4.2(a) below, in any shelf take-down, whether or not underwritten, by amending or supplementing any Prospectus related to such Shelf Registration as may be reasonably requested by any Holder or as otherwise required, until such time as all Registrable Securities that could be sold in such Shelf Registration have been sold or are no longer outstanding. To the extent that the Issuer becomes ineligible to use Form S-3, the Issuer shall file a “shelf” registration statement on Form S-1 by the later of (x) 45 calendar days after the date of such ineligibility and (y) the date any existing Shelf Registration Statement on Form S-3 may no longer be used, and use its reasonable best efforts to have such Registration Statement declared effective as promptly as practicable. Upon the request of any Holder who owns Registrable Securities that are not included in the Shelf Registration Statement at the time of such request, the Issuer shall amend the Shelf Registration Statement to include the Registrable Securities of such Holder; provided that the Issuer shall not be required to so amend the Shelf Registration Statement more than once in any 3-month period. Within ten (10) days after receiving a request pursuant to the preceding sentence, the Issuer shall give written notice of such request to all other Holders of Registrable Securities and shall include in such amendment all such Registrable Securities with respect to which the Issuer has received written requests for inclusion therein within fifteen (15) days after the Issuer’s giving of such notice, provided that such Registrable Securities are not already covered by an existing and effective Registration Statement that may be utilized for the offer and sale of the Registrable Securities requested to be registered in the manner so requested.

(d)     To the extent the Issuer is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at the time any notice for a Shelf Registration is submitted to the Issuer, the Issuer shall file an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, which covers the number or class of Registrable Securities which are requested to be registered. If at any time following the filing of an Automatic Shelf Registration Statement when the Issuer is required to re-evaluate its WKSI status the Issuer determines that it is not a WKSI, the Issuer shall use its reasonable best efforts to promptly post-effectively amend the Automatic Shelf Registration Statement to a non-automatic Shelf Registration

Exhibit 10.2

Statement on Form S-3 or file a new Shelf Registration Statement on Form S-3 or, if such form is not available, Form S-1, have such Shelf Registration Statement declared effective by the SEC as promptly as practicable, and keep such Registration Statement effective until such time as no Registrable Securities remain outstanding. To the extent that the Issuer is eligible to file an Automatic Shelf Registration Statement and a Holder notifies the Issuer that it wishes to engage in a Block Sale off of such an Automatic Shelf Registration Statement and the Issuer does not have an effective Shelf Registration Statement related to the Registrable Securities, the Issuer shall use its commercially reasonable efforts to file an Automatic Shelf Registration Statement within three Business Days of such notification by such Holder.

Section 3.7.     Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities is effective, if any Holder delivers a notice to the Issuer (a “Take-Down Notice”) stating that it intends to effect an underwritten offering (including any Block Sale) of all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Underwritten Offering”), then the Issuer shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other Holders pursuant to Section 3.7(a)); provided that the Issuer shall not be required to facilitate a Shelf Underwritten Offering unless the reasonably expected aggregate gross proceeds from such Shelf Underwritten Offering are at least $200,000,000; provided, however, that the foregoing restriction shall not apply to any Take-Down Notice delivered by a Holder to the extent such Holder intends to sell all of its Registrable Securities. The Elliott Investor (together with its Holder Group) and the Institutional Investor (together with its Holder Group) shall each be entitled to request four (4) shelf take-downs to effect a Shelf Underwritten Offering (subject to the rights of the Elliott Investor and its Holder Group and the Institutional Investor and its Holder Group to exercise any of their respective Demand Registrations in the form of a Shelf Underwritten Offering pursuant to Section 3.4), if available to the Issuer, with respect to the Registrable Securities held by such requesting Holder and its Holder Group in addition to the other registration rights provided in Article II and this Article III; provided that in no event shall the aggregate number of Shelf Underwritten Offerings and Demand Registrations by all Holders exceed four (4) in any 12-month period (for the avoidance of doubt, a Registration Statement filed in connection with a contemporaneous Shelf Underwritten Offering shall be counted as a single transaction for purposes of this limitation). In connection with any Shelf Underwritten Offering:

(a)     the Issuer shall as promptly as practicable within two Business Days deliver the Take-Down Notice to all other Holders with Registrable Securities included on such Shelf Registration Statement and permit each such Holder to include its Registrable Securities included on the Shelf Registration Statement in the Shelf Underwritten Offering if such Holder notifies the proposing Holder and the Issuer within two Business Days after distribution or dissemination (including via e-mail, if available) of the Take-Down Notice to such Holder; and

Exhibit 10.2

(b)     in the event that the managing underwriter(s) advises the requesting Holder and the Issuer in its good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such Shelf Underwritten Offering is such as to adversely affect the per share offering price, then the underwriter may limit the number of shares which would otherwise be included in such Shelf Underwritten Offering in the same manner as described in Section 3.2 with respect to a limitation of shares to be included in a Demand Registration.

Section 3.8.     No Notice in Block Sales. Notwithstanding any other provision of this Agreement, if any Investor wishes to engage in a Block Sale (including a Block Sale off of a Shelf Registration Statement or an effective Automatic Shelf Registration Statement, or in connection with the registration of such Investor’s Registrable Securities under an Automatic Shelf Registration Statement for purposes of effectuating a Block Sale), then notwithstanding the foregoing or any other provisions hereunder (including without limitation Articles II and III of this Agreement), no other Holder shall be entitled to receive any notice of or have its Registrable Securities included in such Block Sale. For the avoidance of doubt, no Holder will be entitled to receive any notice of or include its Registrable Securities in any sale by any other Holder by means of a direct sale or any other transaction that is not an underwritten offering.

Section 3.9.     Registration Statement Form. If the Issuer becomes eligible to register the Registrable Securities for resale by the Holders on a Registration Statement on Form S-3, the Issuer shall be entitled to file such Registration Statement on Form S-3 in satisfaction of any Demand Registrations pursuant to this Article III; provided, that if any Demand Registration pursuant to this Article III which is proposed by the Issuer to be effected by the filing of a Registration Statement on Form S-3 (or any successor or similar short form Registration Statement) shall be in connection with an underwritten offering, and if the managing underwriter(s) shall advise the Issuer that, in its good faith opinion, the use of another form of Registration Statement is of material importance to the success of such proposed offering or is otherwise required by applicable law, then the Demanding Holder may direct the Issuer to file such other form in satisfaction of such Demand Registration; provided further that if a Holder other than the Demanding Holder will sell more than 50% of the Registrable Securities proposed to be sold in such offering, the form shall be chosen by such Holder after consulting in good faith with the Demanding Holder.

Section 3.10.     Selection of Underwriters. If any Holder intends that the Registrable Securities requested to be covered by a Demand Registration or a Shelf Underwritten Offering requested by such Holder shall be distributed by means of an underwritten offering, such Demanding or requesting Holder shall so advise the Issuer as a part of the Demand Notice or Take-Down Notice, and the Issuer shall include such information in the notice sent by the Issuer to the other Holders with respect to such Demand Registration or Shelf Underwritten Offering. In such event, the managing underwriter(s) to administer the offering shall be chosen by the Demanding or requesting Holder, subject to the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), provided that such consent of the Issuer shall not be

Exhibit 10.2

required in connection with any Block Sale. If the offering is underwritten, the right of any Holder to registration pursuant to this Article III will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise agreed by the Demanding or requesting Holder) and each such Holder will (together with the Issuer and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)), provided that (A) no Holder shall be required to sell more than the number of Registrable Securities that such Holder has requested the Issuer to include in any registration and (B) if any Holder disapproves of the terms of the underwriting, including the representations and warranties such Holder would be required to make pursuant thereto, such Holder may elect to withdraw therefrom by written notice to the Issuer, the managing underwriter(s) and, in connection with an underwritten registration pursuant to this Article III, the demanding Holder, provided further that, unless otherwise reasonably agreed by the Demanding or requesting Holder that chose the managing underwriter(s) to administer such offering, no such Person (other than the Issuer) shall be required to make any representations or warranties other than those related to title and ownership of, and power and authority to Transfer, shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Issuer or the managing underwriter(s) by such Person pertaining exclusively to such Holder. Notwithstanding the foregoing, no Holder shall be required to agree to any indemnification obligations on the part of such Holder that are greater than its obligations pursuant to Article VI.

Section 3.11.     Offering Confidential Information. Each of the Investors and each Holder that is a member their respective Holder Groups acknowledges that any Offering Confidential Information received by such Holder shall be considered “Confidential Information” in accordance with the terms and conditions of the Elliott Stockholder Agreement or the Institutional Investor Stockholder Agreement, as applicable. The following provision shall apply to any Holder that is not the Elliott Investor, Institutional Investor or a member of either of their respective Holder Groups. Upon receipt by a Holder of any notice delivered by the Issuer pursuant to Section 2.1, Section 3.1, Section 3.5, Section 3.6 or Section 3.7, as the case may be, such Holder (i) shall treat the Offering Confidential Information as confidential information, (ii) shall not use any Offering Confidential Information for any purpose other than to evaluate whether to include its Registrable Securities in such registration, (iii) shall not trade while aware of such Offering Confidential Information if such information shall constitute material non-public information unless and until such information shall become public or shall cease to be material and (iv) shall not disclose any Offering Confidential Information to any Person other than such of its agents, employees, advisors and counsel as have a need to know such Offering Confidential Information, and to cause such agents, employees, advisors and counsel to comply with the requirements of this Section 3.11; provided, that any such Holder may disclose Offering Confidential Information if such disclosure (x) is required by court or administrative order or is necessary to respond to inquiries of regulatory

Exhibit 10.2

authorities, or (y) in the opinion of counsel to the Holder, is required by law or applicable legal process, but, to the extent permitted by law, such Holder shall cooperate with the Issuer to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the Offering Confidential Information, in each case at the Issuer’s expense. Notwithstanding the foregoing or anything in this Agreement to the contrary, at any time after the date of this Agreement, a Holder may make an election (by providing notice to the Issuer) to not receive any material non-public information (an “Opt-Out Election”), following which the Issuer shall not deliver any notice or any information to such Holder that would reasonably be expected to constitute material non-public information, including any applicable registration notices; provided, however, that a Holder may not opt-out of receiving any notices pursuant to Section 3.5 to the extent such Holder has Registrable Securities included in any Registration Statement then on file with the SEC. At any time following a Holder making an Opt-Out Election, such Holder may make an election (by providing notice to the Issuer) to receive any such notices or information (an “Opt-In Election”), which election shall cancel any previous Opt-Out Election, and, following receipt of such Opt-In Election, the Issuer shall deliver any such notice or information to such Holder from the date of such Opt-In Election. An Opt-In Election or an Opt-Out Election may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Issuer an Opt-In Election or Opt-Out Election may revoke such election at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-In Elections and Opt-Out Elections. Should any Holder have made an Opt-In Election and have received a notice or any information that would reasonably be expected to constitute material non-public information, such Holder agrees that it shall treat such information as confidential in accordance with this Section 3.11.

Article IV
Registration Procedures

Section 4.1.     Registration Procedures. If and whenever the Issuer is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article II and Article III, the Issuer shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuer shall cooperate in the sale of such Registrable Securities and shall, as soon as reasonably practicable:

(a)     prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Issuer in accordance with the intended method or methods of distribution thereof, make all required filings with FINRA, and, if such Registration Statement is not automatically effective upon filing, use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 (each a “Free

Exhibit 10.2

Writing Prospectus”)) and, to the extent reasonably practicable, documents that would be incorporated by reference or deemed to be incorporated by reference in a Registration Statement filed pursuant to a Demand Notice (other than a Shelf Registration Statement), the Issuer shall furnish or otherwise make available to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits thereto), which documents (other than any documents to be incorporated by reference into such Registration Statement) will be subject to the reasonable review and comment of such Holders and counsel, and such other documents reasonably requested by such Holders and counsel, including any comment letter from the SEC, and, if requested by such Holders or counsel, provide such Holder or counsel, as applicable, reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (other than any documents to be incorporated by reference into such Registration Statement). The Issuer will include comments to any Registration Statement and any amendments or supplements thereto (other than to any documents to be incorporated by reference into such Registration Statement) from Holders of a majority of the aggregate principal amount of the Registrable Securities covered by such Registration Statement, or their counsel, or the managing underwriters, if any, as reasonably requested on a timely basis. The Issuer shall not file any such Registration Statement or Prospectus (including any including Free Writing Prospectus), or any amendments or supplements thereto (other than documents that, upon filing, would be incorporated or deemed incorporated by reference therein) with respect to a Demand Registration to which the Demanding Holder or the Holders of a majority of the Registrable Securities covered by such Registration Statement (or their counsel) or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Issuer, such filing is necessary to comply with applicable law;

(b)     subject to the Issuer’s rights pursuant to Section 3.5, prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c)     subject to the Issuer’s rights pursuant to Section 3.5, notify each selling Holder, its counsel and the managing underwriter(s), if any, promptly after the Issuer receives notice thereof (i) when a Prospectus or any Prospectus supplement or post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to a

Exhibit 10.2

Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the Issuer has reason to believe that the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement) contemplated by Section 4.1(n) below cease to be true and correct, (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus, Free Writing Prospectus, amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference, as then in effect, untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, preliminary Prospectus or any Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall notify the selling Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)     subject to the Issuer’s rights pursuant to Section 3.5, use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(e)     if requested by the managing underwriter(s), if any, a Holder making a Demand Notice with respect to such offering or the Holders of a majority of the then issued and outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s), if any, or such Holder or Holders, as the case may be, may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of distribution of such securities set forth in the Registration Statement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received such request; provided, however, that the Issuer shall not be required to take any actions under this Section 4.1(e) that are not, in the opinion of counsel for the Issuer, in compliance with applicable law;

Exhibit 10.2

(f)     deliver to each selling Holder, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto (including any Free Writing Prospectus) as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and the Issuer, subject to the second to last paragraph of this Article IV, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g)     prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holders to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section  4.1(g), (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith);

(h)     cooperate with the selling Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends unless required under applicable law) representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or Holders may request;

(i)     use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary in light of the business or operations of the Issuer to enable the seller or sellers thereof or the managing underwriter(s), if any, to consummate the disposition of such Registrable Securities, in accordance with the intended method or methods thereof, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuer will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the intended method or methods thereof;

Exhibit 10.2

(j)     upon the occurrence of any event contemplated by Section 4.1(c)(vi) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Registration Statement or Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made), not misleading;

(k)    prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(l)    provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such Registration Statement. In connection therewith, if required by the Issuer’s transfer agent, the Issuer will promptly after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement. The Parties agree that for purposes of this Article IV and in accordance with the standard settlement cycle for securities transactions set forth in Rule 15c6-1(a) promulgated under the Exchange Act, “promptly” shall be interpreted to mean within one Business Day or the settlement cycle as otherwise determined by the managing underwriter(s), as applicable. The Issuer agrees that it will use its reasonable best efforts to cause the transfer agent to facilitate the settlement of any such transaction in accordance with the immediately preceding sentence, provided that, assuming timely delivery by the Issuer of the documentation requested by the transfer agent, the Issuer shall not be held responsible for any delay by the transfer agent in effecting such action or settlement.

(m)     use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, prior to the effectiveness of such Registration Statement;

(n)     enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by a Holder submitting a Demand Notice or Take-Down Notice with respect to such offering or the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Issuer and its

Exhibit 10.2

Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when reasonably requested, (ii) use its reasonable best efforts to furnish to the selling Holders of such Registrable Securities opinions of outside counsel (and/or internal counsel if acceptable to the managing underwriter(s)) to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsels to the selling Holders of the Registrable Securities), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from an independent registered public accounting firm with respect to the Issuer (and, if necessary, any other independent certified public accountants of any Subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures that are customary for underwriting agreements in connection with underwritten offerings except as otherwise agreed by the Parties thereto and (v) deliver such documents and certificates as may be reasonably requested by a Holder making a Demand Notice with respect to such offering, the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, its or their counsel, as the case may be, or the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to Section  4.1(n)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(o)     upon reasonable notice, make available for inspection by a representative of the selling Holders, the underwriters participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling Holders or underwriter (collectively, the “Inspectors”) at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuer and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Issuer and its Subsidiaries to supply all information in each case reasonably requested by any such Inspectors in connection with such Registration Statement; provided, however, that any information and Records that are not generally publicly available at the time of delivery of such information shall be kept confidential by the Inspectors unless (i) disclosure of such

Exhibit 10.2

information or Records is required by court or administrative order, (ii) disclosure of such information or Records, in the opinion of counsel to such Inspector, is required by law or applicable legal process, (iii) such information or Records become generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector, (iv) such information or Records becomes available to such Inspector on a non-confidential basis from a source other than the Issuer or (v) such information or Records is independently developed by such Inspector. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Inspector shall, to the extent permitted by law, be required to give the Issuer written notice of the proposed disclosure prior to such disclosure, shall cooperate with the Issuer to limit the extent of such disclosure through protective order or otherwise, and, if requested by the Issuer, seek confidential treatment of such information or Records, in each case at the expense of the Issuer;

(p)     cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in such number of “road shows” and other customary marketing activities as the underwriter(s) reasonably request);

(q)     cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(r)     otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC (including Regulation M), and make available to its security holders, as soon as reasonably practicable (but no more than 18 months after the effective date of the Registration Statement or such later date as provided by Section 11(d) of the Securities Act), an earnings statement covering the period of at least 12 months beginning with the first day of the Issuer’s first full calendar quarter after the effective date of the Registration Statement (or such later date as provided by Section 11(d) of the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(s)     cooperate with the Holders of Registrable Securities subject to the Registration Statement and with the underwriter(s) or agent participating in the distribution, if any, to facilitate any Charitable Gifting Event and to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the public offering if it so elects; provided, however, that upon conclusion of such public offering, regardless of whether the Charitable Organization elects to participate in such offering, the Issuer shall have no further obligations to facilitate the registration, offer or sale of any Equity Securities held by such Charitable Organization other than its obligations pursuant to Article VIII;

(t)     if requested by any Holder and following Rule 144 becoming available for the sale of the Registrable Securities (including, for the avoidance of doubt, any sale subject to the requirement for the Issuer to be in compliance with the current public

Exhibit 10.2

information required under Rule 144(i)(2) as to such securities), use its best efforts to facilitate the Transfer of Registrable Securities without any legend prior to the sale thereof to an account of such Holder held in “street name” and, in connection therewith, cause the Issuer’s counsel to issue any legend removal opinion in standard form reasonably required by the transfer agent; provided that such Holder and any custodian holding in “street name” provides customary representation letters in form reasonably required by the Issuer’s counsel and/or the transfer agent; provided further that such account will have reasonable restrictions designed to ensure the sale of any such Registrable Securities, if not under an effective registration statement, would be pursuant to Rule 144 or another available exemption from registration under the Securities Act which would allow such Registrable Securities to be delivered without any legend; and

(u)     use commercially reasonable efforts to enter into an indemnification agreement in customary form, in favor of the Issuer’s transfer agent in connection with the waiver of any requirement to provide a medallion guarantee in connection with any Transfer of any Equity Securities of the Issuer by any Holder; provided that any Holder requesting such a waiver contemporaneously enter into a customary indemnification agreement in favor of the Issuer to indemnify and hold harmless the Issuer for any losses it incurs as a direct result of the indemnity provided in favor of the Issuer’s transfer agent.

The Issuer may require each Holder as to which any registration is being effected to furnish to the Issuer in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Issuer may, from time to time, reasonably request and the Issuer may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

The Issuer agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Issuer, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law, rule or regulation, in which case the Issuer shall provide prompt written notice to such Holders prior to the filing of such amendment to any Registration Statement or amendment of or supplement to the Prospectus or any Free Writing Prospectus and allow any such Holder reasonable time to withdraw from such registration.

If the Issuer files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Issuer agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

Exhibit 10.2

Each Holder agrees if such Holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 4.1(c)(ii), 4.1(c)(iii), 4.1(c)(iv), 4.1(c)(v) and 4.1(c)(vi) hereof, such Holder will promptly discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section  4.1(j) hereof, or until it is advised in writing by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Article III with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Holder is required to discontinue disposition of such securities.

Notwithstanding any provision hereof to the contrary, to the extent that any pro rata or other allocation or reduction of Registrable Securities is required pursuant to Section 2.2, 3.2, 3.7 or any other section herein, (i) all shares Transferred by a Holder to a Charitable Organization made in connection with the underwritten offering for which such pro rata or other allocation is required shall be included in the number of Registrable Securities deemed to be held by each Holder (or deemed to be included in such Holder’s request for inclusion of Registrable Securities) for purposes of calculating such Holder’s pro rata allocation or reduction in such underwritten offering and (ii) the number of Registrable Securities that a Holder is otherwise entitled to include in such underwritten offering shall be reduced by the number of shares Transferred by such Holder to a Charitable Organization made in connection with such underwritten offering.

Section 4.2.     Cooperation.

(a)     Notwithstanding anything to the contrary set forth in Section 4.1 above, the Issuer shall have no obligation to prepare any Prospectus supplement, participate in any due diligence, participate in any “road shows,” obtain comfort letters, deliver legal opinions, or execute any agreements or certificates (other than opinions, certificates and agreements as may be required by the transfer agent) except in connection with an underwritten offering.

(b)     In connection with any offering for which the Issuer has no obligation to cooperate pursuant to Section 4.2(a), each Holder or its counsel shall be permitted to prepare any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, in which case the Holder shall furnish or otherwise make available to the Issuer and their counsel a copy of any such Prospectus supplement, which will be subject to the reasonable review and comment of the Issuer and counsel, and, if requested by the Issuer or counsel, provide the Issuer or counsel, as applicable, reasonable opportunity to participate in the preparation of such Prospectus supplement. Subject to the immediately preceding sentence, the Issuer shall be obligated to file, as promptly as practicable, with the SEC such Prospectus supplement. Except as expressly set forth herein,

Exhibit 10.2

Section 4.1(a) shall apply with respect to any Prospectus supplement prepared in accordance with this Section 4.2(b).

Article V
Hedging Transactions

Section 5.1.     Hedging Transactions. The Parties agree that the provisions of this Agreement relating to the registration, offer and sale of Registrable Securities apply also to (i) any transaction which transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction (including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Holders; provided, however, that this clause (i) shall not entitle a Holder to register any securities of the Issuer other than Registrable Securities, and (ii) any derivative transactions in which a broker-dealer, other financial institution or unaffiliated Person may sell Registrable Securities covered by any Prospectus and the applicable prospectus supplement including short sale transactions using Registrable Securities pledged by a Holder or borrowed from the Holder or others and Registrable Securities loaned, pledged or hypothecated to any such Party. At the Holder’s request, the Prospectus shall permit, in connection with derivative transactions, a broker-dealer, other financial institution or third party to sell shares of the Registrable Securities covered by such Prospectus and the applicable prospectus supplement, including in short sale transactions. To the extent that a transaction requested by a Holder to be included in a Registration Statement pursuant to this Section 5.1 is not otherwise included as part of a request by a Holder to register its Registrable Securities and requires the Issuer to prepare a Registration Statement or Prospectus Supplement to separately effect such registration or offering, such transaction shall count as a separate registration or offering by such Holder for purposes of the limitations set forth in Section 3.4 and Section 3.7, as applicable; provided, however, that the preparation of a Prospectus supplement by a Holder or its counsel to be filed by the Issuer in accordance with Section 4.2(b) shall not count as a separate registration or offering by such Holder for purposes of the limitations set forth in Section 3.4 and Section 3.7, as applicable.

Article VI
Indemnification

Section 6.1.     Indemnification by the Issuer. The Issuer shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such

Exhibit 10.2

Holder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such Person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such Party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus or Free Writing Prospectus, or any amendment thereof or supplement thereto or any document incorporated by reference therein, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Issuer of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Issuer and relating to any action or inaction in connection with the related offering of Registrable Securities, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Issuer will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person relating to such Covered Person or its Affiliates (other than the Issuer or any of its Subsidiaries), but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, preliminary Prospectus, Free Writing Prospectus, or any amendment thereof or supplement thereto or any document incorporated by reference therein, or other document in reliance upon and in conformity with written information furnished to the Issuer by such Covered Person with respect to such Covered Person expressly for use therein. It is agreed that the indemnity agreement contained in this Section  6.1 shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld).

Section 6.2.     Indemnification by Holder. As a condition to including any Registrable Securities in any Registration Statement filed in accordance with Article IV hereof, the Issuer shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders, the Issuer, its directors and officers and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Issuer and each underwriter, broker or other Person acting on behalf of the Holders, from and against all Losses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, Prospectus, preliminary Prospectus or Free Writing Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus,

Exhibit 10.2

preliminary Prospectus or Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse the Issuer, such directors, officers, controlling Persons, underwriters, brokers and other Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, preliminary Prospectus or Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by such Holder with respect to such Holder expressly for inclusion in such Registration Statement, Prospectus, preliminary Prospectus or Free Writing Prospectus; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder under this Section 6.2 and Section 6.4 shall be limited, in the aggregate, to the net proceeds after underwriting fees, commissions and discounts (but before any taxes and expenses which may be payable by such Holder) received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities).

Section 6.3.     Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the Party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Parties and Indemnifying Parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys

Exhibit 10.2

(together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable and documented (subject to redactions to maintain privilege). Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

Section 6.4.    Contribution. If the indemnification provided for in this Article VI is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, whether any applicable violation of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder was perpetrated by the Indemnifying Party or the Indemnified Party, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The Parties agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4, an Indemnifying Party that is a selling Holder shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 6.2 by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No selling Holder shall be liable for contribution under this Section 6.4, except under such circumstances as such selling Holder would have been liable for indemnification under this Article VI if such indemnification were enforceable under applicable law.

Exhibit 10.2

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are more favorable to the Holders than the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 6.5.    Deemed Underwriter. To the extent that any of the Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Issuer agrees that the indemnification and contribution provisions contained in this Article VI shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities.

Section 6.6.     Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Article VI (with appropriate modifications) shall be given by the Issuer and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 6.7.    Non-Exclusivity. The obligations of the Parties under this Article VI shall be in addition to any liability which any Party may otherwise have to any other Party.

Section 6.8.     Primacy of Indemnification. The Issuer hereby acknowledges that certain of the Holders have certain rights to indemnification, advancement of expenses and/or insurance provided by certain of their Affiliates (collectively, the “Indemnitors”).  The Issuer hereby agrees that (i) it is the Indemnitor of first resort (i.e., its obligations to the Holders are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same Losses incurred by any of the Holders are secondary to any such obligation of the Issuer), (ii) it shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement and the articles and other organizational documents of the Issuer (or any other agreement between the Issuer and the relevant Holder), without regard to any rights any Holder may have against the Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Indemnitors from any and all claims (x) against the Indemnitors for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that any Holder must seek indemnification from any Indemnitor before the Issuer must perform its indemnification obligations under this Agreement.  No advancement or payment by the Indemnitors on behalf of any Holder with respect to any claim for which such Holder has sought indemnification from the Issuer hereunder shall affect the foregoing.  The Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which any Holder would have had against the Issuer if the Indemnitors had not advanced or paid any amount to or on behalf of such Holder.  The Issuer and the Holders agree that the Indemnitors are express third party beneficiaries of this Article VI.

Exhibit 10.2

Article VII
Registration Expenses

Section 7.1.      Registration Expenses. All fees and expenses incurred in the performance of or compliance with this Agreement by the Issuer or as otherwise identified below shall be borne by the Issuer, whether or not any Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses with respect to (A) filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) compliance with securities or blue sky laws, including, without limitation, any reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 4.1(g)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by a Holder making a Demand Notice with respect to such offering or the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Issuer, (iv) fees and disbursements of counsel for the Issuer, (v) expenses of the Issuer incurred in connection with any road show, (vi) fees and disbursements of all independent registered public accounting firms referred to in Section  4.1(n) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other Persons, including special experts retained by the Issuer (vii) documented fees and disbursements of one firm of counsel for all of the Holders participating in the offering, which counsel shall be selected by the Demanding or requesting Holder with respect to such offering, provided that if a Holder other than the Demanding or requesting Holder will sell more than 50% of the Registrable Securities proposed to be sold in such offering, counsel shall be chosen by such Holder and (viii) all other costs, fees and expenses incident to the Issuer’s performance or compliance with this Agreement. In addition, the Issuer shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Issuer are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Issuer.

The Issuer shall not be required to pay (i) fees and disbursements of any counsel retained by any Holder or by any underwriter (except as set forth above in this Section 7.1), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Issuer), or (iii) any other expenses of the Holders not specifically required to be paid by the Issuer pursuant to the first paragraph of this Section 7.1.

Exhibit 10.2

Article VIII
Rule 144; OTC

Section 8.1.      Rule 144; OTC. The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Issuer is not required to file such reports, it will, upon the request of any Holder, make publicly available such information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144), and it will take such further action as any Holder (or, if the Issuer is not required to file reports as provided above, any Holder) may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including, without limitation, (i) causing the transfer agent to remove restrictive legends, (ii) delivering any necessary opinions or instruction letters to remove or cause to be removed any such restrictive legends and (iii) otherwise cooperating with any reasonable request by any Holder relating to such a sale in order to facilitate settlement within one Business Day. The Issuer agrees that it will use its reasonable best efforts to cause the transfer agent to facilitate the settlement of any such transaction in accordance with the immediately preceding sentence, provided that, assuming timely delivery by the Issuer of the documentation requested by the transfer agent, the Issuer shall not be held responsible for any delay by the transfer agent in effecting such action or settlement. Upon the request of any Holder, the Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof. If at any time following the filing of a Shelf Registration, the Common Stock is not listed on a “national securities exchange” as defined in Rule 600(b)(45) of Regulation National Market System promulgated by the SEC, as amended, the Issuer shall use its commercially reasonable efforts to cause the Common Stock to be quoted on any of the OTCQX or OTCQB markets as promptly as practicable, and shall thereafter use its commercially reasonable efforts to maintain such quotation.

Article IX
Certain Additional Agreements

Section 9.1.      Certain Additional Agreements. If any Registration Statement or comparable statement under state blue sky laws refers to any Holder by name or otherwise as the Holder of any securities of the Issuer, then such Holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Holder and the Issuer, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Issuer’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer, or (b) in the event that such reference to such Holder by name or otherwise is not in the good faith judgment of the Issuer required by the Securities Act or any similar federal statute or any state blue sky or securities law then in force, the deletion of the reference to such Holder.

Exhibit 10.2

Article X
Miscellaneous

Section 10.1.     Termination. The provisions of this Agreement shall terminate upon the earliest to occur of (i) with respect to a Holder, the date on which all Equity Securities held by such Holder and its Holder Group have ceased to be Registrable Securities, (ii) with respect to the Issuer, the date on which all Equity Securities have ceased to be Registrable Securities and (iii) the dissolution, liquidation or winding up of the Issuer. Nothing herein shall relieve any Party from any liability for the breach of any of the agreements set forth in this Agreement. The provisions of Sections 6 and 7 shall survive any termination of this Agreement.

Section 10.2.     Holdback Agreement. In consideration for the Issuer agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Issuer’s securities (whether or not such Holder is participating in such registration) upon the request of the Issuer and the underwriter(s) managing any underwritten offering of the Issuer’s securities, that it and any member of its Holder Group that holds Registrable Securities will enter into a customary and reasonable agreement (subject to customary and reasonable exceptions, including, for the avoidance of doubt, in connection with a pledge of such securities related to a bona fide loan or similar financing in effect at such time, and any related foreclosure thereon in connection therewith) (each, a “Holdback Agreement”) not to effect (other than sales of Registrable Securities to be included in such offering and registration) any Transfer or other distribution of its Registrable Securities held immediately before the effectiveness of the Registration Statement for such offering, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, or enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of, any Registrable Securities, any other Equity Securities or any securities convertible into or exchangeable or exercisable for any Equity Securities without the prior written consent of the Issuer or such underwriters, as the case may be, during the Holdback Period. The foregoing provisions of this Section 10.2 shall be applicable to a Holder and its Holder Group only if all executive officers and directors of the Issuer and all other Holders owning, on an as-converted basis, more than 5% of the outstanding Common Stock on a fully-diluted basis are subject to restrictions on substantially similar terms.

If any registration pursuant to Article III of this Agreement shall be in connection with any underwritten public offering, upon request of the underwriter(s) managing such underwritten offering, the Issuer will not effect any public sale or distribution of any Equity Securities or any securities convertible into or exchangeable or exercisable for any Equity Securities (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms promulgated for similar purposes or (ii) filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account without the prior written consent of such underwriters, during the Holdback Period. The Issuer shall use commercially reasonable efforts to cause its executive officers and directors to enter into agreements that contain restrictions that are no less restrictive than the restrictions contained in the Holdback Agreements executed by the Holders.

Exhibit 10.2

Notwithstanding anything to the contrary set forth in this Section 10.2, in connection with a Block Sale, (A) no Holder or member of its Holder Group shall be subject to a Holdback Agreement, other than, if requested by the managing underwriter for such offering, a Holder that is participating in such Block Sale and (B) the Holdback Period shall not exceed 60 calendar days.

Each Holdback Agreement entered into by a Holder and members of its Holder Group in connection with any underwritten offering shall be on terms that are no less favorable to such Holder than terms applicable to the Party subject to the corresponding restrictions under (i) the Holdback Agreement entered into by any other Holder in connection with such underwritten offering or (ii) any agreement similar to the Holdback Agreement entered into by the directors or executive officers of the Issuer, as applicable.

Section 10.3.     Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Issuer and Holders that, on an as-converted and as-exercised basis, hold a majority of the Registrable Securities (calculated as of the date of such waiver or amendment, provided that such calculation shall include shares of Common Stock issuable upon the redemption or repurchase of the Preferred Stock only to the extent the Issuer has provided notice of its election to settle such redemption or repurchase with Common Stock); provided, that (i) any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder and (ii) any waiver or amendment that eliminates or modifies any specific rights granted to a Holder that is an Affiliate of either the Elliott Investor or the Institutional Investor shall require the consent of such Holder. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any Holder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Holder granting such waiver in any other respect or at any other time.

Section 10.4.     Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns who agree in writing to be bound by the provisions of this Agreement. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of Holders shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities, subject to the limitations contained herein. The rights of a Holder hereunder may be assigned (but only with all related obligations set forth herein) in accordance with the terms of this Agreement in connection with a Transfer of Registrable Securities to a Permitted Transferee. Without prejudice to any other or similar conditions imposed hereunder with respect to such Transfer, no assignment permitted under the terms of this

Exhibit 10.2

Section 10.4 will be effective unless and until the transferee to which the assignment is being made, if not a Holder, has delivered to the Issuer the executed joinder agreement substantially in the form attached as Exhibit A hereto agreeing to be bound by, and be Party to, this Agreement. A transferee to whom rights are Transferred pursuant to this Section 10.4 may not again Transfer those rights to any other Permitted Transferee other than as provided in this Section 10.4. The Issuer shall assign this Agreement in connection with a sale or acquisition of the Issuer, whether by merger, consolidation, sale of all or substantially all of the Issuer’s assets, or similar transaction to the successor or acquiring Person in such transaction, without the consent of the Holders, and the Issuer shall procure that the successor or acquiring Person shall agree in writing to assume all of the Issuer’s rights and obligations under this Agreement. Any purported Transfer in violation of this Section 10.4 shall be void and of no effect.

Section 10.5.     Notices. All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if (i) personally delivered or sent by electronic mail (in each case, subject to the receipt of acknowledgment of successful transmission), (ii) sent by nationally recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(a)     If to the Issuer:

Windstream Parent, Inc. (to be renamed Uniti Group Inc.)
2101 Riverfront Drive
Little Rock, Arkansas 72202
Attn: Kenny Gunderman

Daniel Heard
E-mail: kenny.gunderman@uniti.com

daniel.heard@uniti.com

With copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Michael Kaplan

H. Oliver Smith

Evan Rosen

E-mail: michael.kaplan@davispolk.com

oliver.smith@davispolk.com

evan.rosen@davispolk.com

Exhibit 10.2

(b)     If to the Elliott Investor:

c/o Elliott Investment Management, L.P.

360 S. Rosemary Ave., 18th Floor

West Palm Beach, FL 33401

Attention: Elliot Greenberg

Mark Germann

Thao Do

Johannes Weber

E-mail: egreenberg@elliott.com

mgermann@elliottmgmt.com

tdo@elliottmgmt.com

jweber@elliottmgmt.com

With a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

66 Hudson Blvd.

New York, NY 10001

Attention: Kevin M. Schmidt

Steven J. Slutzky

Email:         kmschmidt@debevoise.com

sjslutzky@debevoise.com

(c)     If to the Institutional Investor, to the address set forth on Annex A.

(d)     Any such communication shall be deemed to have been received (A) when delivered, if personally delivered or sent by email or facsimile, (B) the next Business Day after delivery, if sent by nationally recognized overnight courier, and (C) on the fourth Business Day following the date on which the piece of mail containing such communication is posted, if sent by first-class mail.

Section 10.6.     Further Assurances. t any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

Section 10.7.     Preservation of Rights. The Issuer will not (i) grant any registration right to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action or permit any change to occur, with respect to securities that violates or subordinates the rights expressly granted to the Holders.

Exhibit 10.2

Section 10.8.    Entire Agreement; No Third-Party Beneficiaries. The Agreement (i) constitutes the entire agreement with respect to the subject matter of this Agreement and supersede any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties other than those set forth or referred to in this Agreement and (ii) except as provided in Article VI with respect to an Indemnified Party, is not intended to confer in or on behalf of any Person not a Party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

Section 10.9.     Counterparts; Electronic Transmission. For the convenience of the Parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by electronic transmission and such electronic transmission will be deemed as sufficient as if actual signature pages had been delivered.

Section 10.10.    Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(a)     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

(b)     Each Party irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district any suit, action or other proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court. Each Party hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c)     EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Exhibit 10.2

Section 10.11.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon such a determination, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties to this Agreement as closely as possible in a mutually acceptable manner in order to ensure that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.12.     Enforcement. Each Party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching Party will have the right to seek an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

Section 10.13.     Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 10.14.     No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Issuer and each Holder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of the Holders or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of the Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

[Remainder of page left intentionally blank]

Exhibit 10.2

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

WINDSTREAM PARENT, INC. (TO BE RENAMED UNITI GROUP INC.)

By:	/s/ Kristi M. Moody
	Name:	Kristi M. Moody
	Title:	Executive Vice President, General Counsel & Chief Compliance Officer

[Signature Page to Registration Rights Agreement]

Exhibit 10.2

ELLIOTT ASSOCIATES, L.P. By: Elliott Investment Management, L.P., as attorney in fact

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

NEXUS AGGREGATOR L.P. By: Nexus Aggregator GP LLC, its general partner

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

NEXUS AGGREGATOR I-A L.P. By: Elliott Investment Management, L.P., As attorney in fact

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

NEXUS AGGREGATOR II L.P. By: Nexus Aggregator GP LLC, its general partner

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

[Signature Page to Registration Rights Agreement]

Exhibit 10.2

NEXUS AGGREGATOR OFFSHORE L.P. By: Nexus Aggregator SLP I-A Limited, as General partner By: Elliott Investment Management, L.P., as Attorney in fact

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

[Signature Page to Registration Rights Agreement]

Exhibit 10.2

EACH INSTITUTIONAL INVESTOR LISTED IN SCHEDULE A By: Pacific Investment Management Company LLC, as investment manager, adviser or sub-adviser

By:	/s/ Alfred T. Murata
	Name:	Alfred T. Murata
	Title:	Managing Director

[Signature Page to Registration Rights Agreement]

Exhibit 10.2

SCHEDULE A

Bakery and Confectionery Union and Industry International Pension Fund

Bridge Builder Trust: Bridge Builder Core Plus Bond Fund

Desjardins Floating Rate Income Fund

Desjardins Global Tactical Bond Fund

JNL/PIMCO Income Fund

State Universities Retirement System

Texas Children's Hospital Foundation

The Curators of the University of Missouri

PIMCO Global Income Opportunities Fund

PIMCO Monthly Income Fund (Canada)

PIMCO Bermuda Trust II: PIMCO Bermuda Income Fund (M)

PIMCO Bermuda Trust II: PIMCO Bermuda Low Duration Income Fund

PCM Fund, Inc.

PIMCO Corporate & Income Opportunity Fund

PIMCO Corporate & Income Strategy Fund

PIMCO Dynamic Income Fund

PIMCO Global StocksPLUS® & Income Fund

PIMCO High Income Fund

PIMCO Income Strategy Fund

PIMCO Income Strategy Fund II

PIMCO Strategic Income Fund, Inc.

OC III LVS I LP

PIMCO Distressed Senior Credit Opportunities Fund II, L.P.

PIMCO Funds: Global Investors Series plc, Income Fund

PIMCO Funds: Global Investors Series plc, Low Duration Income Fund

PIMCO Funds: Global Investors Series plc, Strategic Income Fund

PIMCO Horseshoe Fund, LP

PIMCO Flexible Credit Income Fund

PIMCO Equity Series: PIMCO Dividend and Income Fund

PIMCO Funds: PIMCO Diversified Income Fund

PIMCO Funds: PIMCO Income Fund

PIMCO Funds: PIMCO Low Duration Income Fund

PIMCO Variable Insurance Trust: PIMCO Income Portfolio

PIMCO Tactical Opportunities Master Fund Ltd.

TH Aggregator LLC

Exhibit 10.2

ANNEX A

Investor	Equity Securities
	Common Stock	Preferred Stock	Warrants
Bakery and Confectionery Union and Industry International Pension Fund	11,272	71.9092	2,196
The Curators of The University of Missouri	20,613	131.4996	4,016
Bridge Builder Core Plus Bond Fund	472	3.0111	92
Bridge Builder Trust: Bridge Builder Core Plus Bond Fund	10,849	69.2107	2,113
Texas Children’s Hospital Foundation	56,530	360.6304	11,1012
State Universities Retirement System	12,384	79.0031	2,412
Desjardins Floating Rate Income Fund	15,978	101.9309	3,113
Desjardins Global Tactical Bond Fund	65,898	420.3930	12,837
JNL/PIMCO Income Fund	130,492	832.4673	25,421
PIMCO Bermuda Trust II: PIMCO Bermuda Low Duration Income Fund	62,253	397.1399	12,127
PIMCO Dynamic Income Fund	378,3475	24,136.4923	737,041
PIMCO Funds: PIMCO Income Fund	6,136,182	39,145.4706	1,195,360
PIMCO Funds: PIMCO Diversified Income Fund	60,014	382.8564	11,691
PIMCO Funds: PIMCO Low Duration Income Fund	6,582	41.9895	1,282
PIMCO Global Income Opportunities Fund	24,8233	1,583.5902	48,357
PIMCO High Income Fund	644,440	4,111.1732	125,540
PIMCO Income Strategy Fund	326,125	2,080.4984	63,531
PIMCO Income Strategy Fund II	678,188	4,326.4669	132,115
PIMCO Bermuda Trust II: PIMCO Bermuda Income Fund (M)	270,962	1,728.5887	52,785

Exhibit 10.2

OC III LVS I LP	916,761	5,848.4316	178,590
PCM Fund, Inc.	52,170	332.8159	10,163
PIMCO Corporate & Income Opportunity Fund	1,416,163	9,034.3421	275,876
PIMCO Corporate & Income Strategy Fund	591,921	3,776.1308	115,309
PIMCO Distressed Senior Credit Opportunities Fund, II L.P.	220,411	1,406.1012	42,937
PIMCO Equity Series: PIMCO Dividend and Income Fund	46	0.2935	9
PIMCO Flexible Credit Income Fund	1,637,865	10,488.6790	319,065
PIMCO Funds: Global Investors Series plc, Income Fund	2,425,142	15,471.0738	472,430
PIMCO Funds Global Investors Series plc, Low Duration Income Fund	432	2.7559	84
PIMCO Funds Global Investors Series Plc, Strategic Income Fund	3,100	19.7763	604
PIMCO Global StocksPLUS & Income Fund	62,982	401.7906	12,269
PIMCO Horseshoe Fund, LP	81,398	519.2745	15,857
PIMCO Monthly Income Fund (Canada)	995,983	6,353.8245	194,023
PIMCO Strategic Income Fund, Inc	33,629	214.5346	6,551
PIMCO Tactical Opportunities Master Fund Ltd.	1,031,454	6,580.1099	200,933
TH Aggregator LLC	0	0	0
PIMCO Variable Insurance Trust: PIMCO Income Portfolio	2,018	12.8737	393

Exhibit 10.2

EXHIBIT A

JOINDER AGREEMENT

Reference is made to the Registration Rights Agreement, dated as of August 1, 2025 (as amended from time to time, the “Agreement”), by and among Windstream Parent, Inc. (to be renamed Uniti Group Inc.), a Delaware corporation, and the other parties thereto. The undersigned agrees, by execution hereof, to become a party to, and to be subject to the rights and obligations under the Agreement.

[NAME]

By:
Name:
Title:

Date:

Address:

Acknowledged by:

By:
Name:
Title: